Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FOURTH QUARTER 2018 FINANCIAL
AND OPERATING RESULTS
AUSTIN, Texas, February 21, 2019 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended December 31, 2018. The Company has posted a presentation to its website that supplements the information in this release.
Fourth Quarter 2018 Highlights

•	Net oil production increased 5% quarter-over-quarter and 50% year-over-year to 77.0 MBo per day. Total net production averaged 119.8 MBoe per day.(1)

•
Parsley delivered strong operational results, highlighted by favorable trends in operating costs and completion efficiency, in addition to successfully drilling the Company’s first three-mile lateral well.

◦	Parsley reported lease operating expense (“LOE”) per Boe of $3.61 during 4Q18, a 3% reduction versus 3Q18.

◦	The Company completed over 400,000 lateral feet during 4Q18, which resulted in a new Company record for completion efficiency.(2)

◦
Parsley recently drilled a three-mile lateral Wolfcamp well in its Northern Midland County area, representing one of the longest laterals ever drilled in the Permian Basin. The Company executed this technical feat in 25 days, including less than nine days spent drilling the three-mile lateral segment.

•
Proved reserves of 521.7 MMBoe as of December 31, 2018 represent a 25% increase versus proved reserves as of December 31, 2017. Proved developed reserves of 311.3 MMBoe as of December 31, 2018 represent a 49% increase versus proved developed reserves as of December 31, 2017.

Summary Comment and Outlook
“By any measure 2018 was a strong operational year for Parsley Energy, as we both expanded operating margins to Company-record levels and greatly enhanced our operational efficiency,” said Matt Gallagher, Parsley’s President and CEO. “As we turn to 2019, our top priorities are demonstrating meaningful progress toward sustainable free cash flow generation and recording a tangible year-over-year improvement in capital efficiency. Underpinning these key objectives is a deliberate shift in our development approach to prioritize project-level rate of return, a strategy enabled by our deep, high-quality inventory.”
Operational Update
Parsley achieved improved operational efficiency during the fourth quarter of 2018.
Activity Overview
During the fourth quarter of 2018, the Company spud 38 and placed on production 43 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 96%, with an average completed lateral length of approximately 9,300 feet. Completion activity was weighted toward the Midland Basin, where the Company placed on production 37 gross operated horizontal wells, with the remainder placed on production in the Delaware Basin.
Consistent with prior commentary, Parsley reduced its activity levels from 16 development rigs and five frac spreads to 14 development rigs and four frac spreads during 4Q18. Notwithstanding this reduction in equipment, the Company completed over 400,000 lateral feet during the fourth quarter of 2018, translating to a new Company record for completion efficiency.(2)
“Recapturing the top-tier operational efficiency Parsley expects was a key focus during 2018,” said David Dell’Osso, Parsley’s COO. “Our teams delivered results over and above our high standards, and we expect to preserve and build upon these operational efficiency gains in 2019.”

Notable Well Results
Parsley intends to increase development activity in its Northern Midland County area during 2019, a development approach made possible by close collaboration and solid execution across multiple disciplines within the organization. The Company has turned 14 wells to production in this area over the past six months, with encouraging early results. These wells included three wells on the Massey lease, which targeted the Lower Spraberry, Wolfcamp A and Wolfcamp B in a stacked configuration. Early results from these three 2.5-mile lateral wells are promising, with production averaging approximately 1,900 Boe per day (82% oil) after more than 50 days online and having not reached anticipated peak 30-day rates.
Also in its Northern Midland County area, Parsley recently drilled a three-mile lateral Wolfcamp well, representing one of the longest laterals ever drilled in the Permian Basin. The Company executed this technical feat in only 25 days, with less than nine days spent drilling the three-mile lateral segment.
Financial Update
Healthy execution in 4Q18 translated to strong performance in key financial measures.
Profitability
The Company recorded net income attributable to its stockholders of $53.8 million, or $0.19 per share, in 4Q18 and $369.1 million, or $1.35 per share, for the year. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income was $82.5 million, or $0.30 per share, in 4Q18 and $385.1 million, or $1.41 per share, for the year.(3)
Consistent with the Company’s commitment to capital discipline and in response to recent commodity price trends, Parsley has announced reductions in rig and frac spread counts and intends to reduce its 2019 capital leasing and acquisition spending. As a result, in 4Q18, the Company recorded non-cash leasehold impairment expense of $127.0 million relating to acreage expiring in future periods because there are no current plans to drill or extend the leases prior to their expiration in 2019.
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) was $319.5 million in 4Q18 and $1,327.0 million for the year.(3)
Realized Pricing
During 4Q18, Parsley reported an average unhedged oil price realization of $54.22/Bbl net of transportation costs, representing a premium to the average Midland price(4) for the quarter. Parsley’s positive pricing uplift versus Midland prices during 2018 was the product of a proactive marketing strategy to diversify regional pricing exposure beginning in mid-2017. Parsley’s future firm transport agreements maintain favorable pricing elements by pricing a significant portion of the Company’s barrels relative to Gulf Coast and international benchmarks.
Operating Costs
Parsley registered favorable trends in operating costs and margins during the fourth quarter of 2018. The Company reported LOE per Boe of $3.61,(1) a 3% reduction versus 3Q18. Favorable LOE cost trends were driven by lower workover activity and the divestiture of properties with higher unit cost vertical production. Parsley is initiating full-year 2019 LOE per Boe guidance of $3.50-$4.50, a modest increase from 2018 average driven in part by a higher mix of planned development activity in the northern Midland Basin.
During 4Q18, Parsley reported general and administrative expense (“G&A”) per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, of $3.85(1) and $3.42,(1) respectively. Parsley is initiating full-year 2019 cash G&A per Boe guidance of $2.75-$3.25, which would represent a decrease from 2018 levels. Parsley has recently implemented numerous corporate cost savings initiatives and expects to capture additional benefits from scale during 2019.
Healthy realized oil pricing and proactive cost control drove a robust operating cash margin of $30.48 per Boe, or 75% of the Company’s average realized price per Boe.(3)
Capital Expenditures
Parsley reported capital expenditures of $416 million during the fourth quarter of 2018, comprised of $362 million for drilling and completion activity and $54 million for facilities and infrastructure. The Company’s 4Q18 capital expenditures decreased 6% from 3Q18 levels, reflecting Parsley’s efforts to accelerate progress toward sustainable free cash flow by reducing rig and frac spread counts during the quarter.

Liquidity and Hedging
As of December 31, 2018, Parsley had approximately $1.2 billion of liquidity, consisting of $163.2 million of cash and cash equivalents and an undrawn amount of $991.3 million on the Company’s revolver.(5)
After recent additions to its hedge positions, a significant majority of Parsley’s expected 2019 oil production is subject to hedge protection. The Company also recently added to its 2020 hedge positions. Parsley’s portfolio of option contracts protects its balance sheet and anticipated cash flow while retaining significant exposure to higher commodity prices. The Company has also entered into various basis swaps to protect against expansion of regional oil price differentials. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or the Company’s Annual Report on Form 10-K, upon availability, for the year ended December 31, 2018.
2019 Guidance
Parsley reiterates the development plan, capital budget, and production guidance outlined in its preliminary 2019 outlook issued in mid-December. Parsley’s baseline capital budget assumes a $50 WTI oil price. The Company expects first quarter 2019 net oil production to average 75.5-78.0 MBo/d. For further detail, please see the tables below.

	2018A	2019E
Production
Annual net oil production (MBo/d)	69.5	80.0-85.0
Annual net total production (MBoe/d)	109.4	124.0-134.0

Capital Program
Total development expenditures ($MM)	$1,762	$1,350-$1,550
Drilling and completion (% of total)	~85%	~85%
Facilities, Infrastructure & Other (% of total)	~15%	~15%

Activity
Gross operated horizontal POPs(6)	175	130-140
Midland Basin (% of total)	~75%	~85%
Delaware Basin (% of total)	~25%	~15%
Average lateral length	~9,100’	10,000’-10,500’
Gross operated lateral footage (000’s)	~1,595’	1,350’-1,470’
Average working interest	97%	~90%

Unit Costs
Lease operating expenses ($/Boe)	$3.61	$3.50-$4.50
Cash general and administrative expenses ($/Boe)	$3.28	$2.75-$3.25
Production and ad valorem taxes (% of total revenue)	6%	6%-7%
Year-end 2018 Reserves
Parsley posted strong reserves growth in 2018. The Company’s proved reserves as of December 31, 2018 totaled 521.7 MMBoe, consisting of 294.4 MMBbl of oil, 572.0 Bcf of natural gas, and 131.9 MMboe of natural gas liquids (“NGLs”).
Proved Reserve Highlights

•
Relative to proved reserves as of December 31, 2017, proved reserves as of December 31, 2018 increased 25% to 521.7 MMBoe, while proved developed reserves increased 49% to 311.3 MMBoe. Proved developed reserves as of December 31, 2018 represent 60% of total proved reserves.

•	Total proved reserves increased by 105.3 MMBoe during 2018, primarily as a result of extensions and discoveries, as compared to 2018 production volumes of 39.9 MMBoe.

•	Organic reserves replacement ratio of 406%.(7)

•
Parsley’s standardized measure of discounted future net cash flows relating to proved reserves (“standardized measure”) at December 31, 2018 was $5.9 billion, an increase of 95% relative to the Company’s standardized measure at December 31, 2017. Utilizing U.S. Securities and Exchange Commission (“SEC”) pricing, the PV-10 of proved reserves was $6.8 billion at December 31, 2018, an increase of 73% relative to the corresponding measure at December 31, 2017.(3)

Changes in reserves for the year ended December 31, 2018 are summarized in the table below:

(MMBoe)
Balance, December 31, 2017	416.4
Purchases of reserves in place	5.6
Divestures of reserves in place	(22.5)
Extensions and discoveries	159.8
Revisions of previous estimates	2.3
Production	(39.9)
Balance, December 31, 2018	521.7

Parsley’s internally prepared estimated proved reserves as of December 31, 2018 were audited by Netherland, Sewell & Associates, the Company’s independent reserve engineer. These estimates have been prepared in accordance with the definitions and regulations promulgated by the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities – Oil and Gas. Prices used are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2018. Adjusting for quality, transportation fees, and market differentials, the prices used are as follows: $61.88 per barrel of oil, $28.05 per barrel of NGLs, and $1.64 per Mcf of gas. The estimates of the Company’s net reserves as of December 31, 2018 are summarized in the table below:

	Net Reserves
	Oil (MMbo)	Gas (Bcf)	NGLs (MMboe)	Total (MMboe)
PDP	169.8	357.4	80.6	310.0
PNP	0.7	1.3	0.4	1.3
PUD	123.9	213.3	50.9	210.4
Total Proved	294.4	572.0	131.9	521.7

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the fourth quarter of 2018 on Friday, February 22 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through March 1, 2019 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13686913. A live broadcast will also be available at www.parsleyenergy.com under the “Investor Relations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in the Raymond James 40th Annual Institutional Investors Conference in Orlando, Florida on March 5-6, 2019 and the Scotia Howard Weil 47th Annual Energy Conference in New Orleans, Louisiana on March 26-27, 2019.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin in west Texas. For more information, visit the Company’s website at www.parsleyenergy.com.

Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Investor Contacts:
Kyle Rhodes
Director of Investor Relations
or
Ken Beyer
Investor Relations Analyst
ir@parsleyenergy.com
(512) 505-5199
Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Coordinator
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
Natural gas and NGLs sales and associated production volumes for the three months and years ended December 31, 2017 and December 31, 2018 reflect adjustments associated with Parsley’s adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2018. Accordingly, all references to, and comparisons between and among, 4Q17, 3Q18 and 4Q18 production volumes and per Boe unit costs likewise reflect this adoption, which has the effect of increasing certain natural gas and NGLs volumes and revenues, offset by a corresponding transportation and processing cost such that there is no change to reported net income. The recognition and presentation of oil volumes and associated revenues and expenses are unaffected by the adoption of ASC 606.
For more information on ASC 606 and a reconciliation of 4Q18 production and unit costs under Accounting Standards Codification Topic 605 (“ASC 605”) and as adjusted under ASC 606, please see the table and associated commentary below under Supplemental Information and/or the Company’s Annual Report on Form 10-K, upon availability, for the three and twelve months ended December 31, 2018.

(2)	“Completion efficiency” is measured based on completed lateral feet per operational day. “Operational days” are measured as days equipment is active and do not include mobilization or other idle time.
(3)
“Adjusted EBITDAX”, “operating cash margin”, “adjusted net income”, and “PV-10” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, adjusted net income, and PV-10 to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(4)	Midland price represents Bloomberg-sourced 4Q18 and full fiscal year 2018 average WTI Midland prices.
(5)	Fully undrawn revolver balance is net of letters of credit.
(6)	Wells placed on production.
(7)
“Organic reserves replacement” is calculated as total 2018 reserve additions and revisions (technical and pricing) divided by total 2018 production; excludes acquisitions and divestitures. Please see the Supplemental Information below for more information.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net production volumes:
Oil (MBbls)	7,087	4,737	25,356	16,390
Natural gas (MMcf)(1)	9,696	7,221	37,365	23,326
Natural gas liquids (MBbls)(1)	2,323	1,449	8,353	4,512
Total (MBoe)	11,026	7,390	39,937	24,792
Average net daily production (Boe/d)	119,848	80,327	109,416	67,923
Average sales prices(2):
Oil, without realized derivatives (per Bbl)	$54.22	$53.95	$60.59	$48.95
Oil, with realized derivatives (per Bbl)	$52.69	$50.88	$58.07	$47.68
Natural gas, without realized derivatives (per Mcf)	$0.90	$2.15	$1.37	$2.43
Natural gas, with realized derivatives (per Mcf)	$0.94	$2.13	$1.38	$2.40
NGLs (per Bbl)	$25.00	$26.84	$27.21	$22.87
Total, without realized derivatives (per Boe)	$40.91	$41.94	$45.44	$38.80
Total, with realized derivatives (per Boe)	$39.96	$39.96	$43.85	$37.94
Average costs (per Boe)(3):
Lease operating expenses	$3.61	$3.44	$3.61	$4.12
Transportation and processing costs	$1.03	$—	$0.82	$—
Production and ad valorem taxes	$2.38	$3.01	$2.71	$2.41
Depreciation, depletion and amortization	$14.58	$14.23	$14.64	$14.21
General and administrative expenses (including stock-based compensation)	$3.85	$4.72	$3.78	$5.01
General and administrative expenses (cash based)	$3.42	$4.04	$3.28	$4.22

(1)	Natural gas and NGLs volumes for the three months and year ended December 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.
(2)
Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs. Realized prices for certain gas and NGLs volumes are net of transportation, gathering, and processing costs as stipulated by ASC 606. For more information, please see associated commentary below under Supplemental Information and/or the Company’s Annual Report on Form 10-K, upon availability, for the three and twelve months ended December 31, 2018.

(3)	Average costs per Boe for the three months and year ended December 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Operations(1)
(Unaudited, in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUES
Oil sales	$384,267	$255,554	$1,536,244	$802,230
Natural gas sales(2)	8,762	15,520	51,231	56,571
Natural gas liquids sales(2)	58,083	38,897	227,272	103,193
Other	3,768	1,517	11,684	5,050
Total revenues	454,880	311,488	1,826,431	967,044
OPERATING EXPENSES
Lease operating expenses	39,779	25,386	144,292	102,169
Transportation and processing costs(2)	11,340	—	32,573	—
Production and ad valorem taxes	26,221	22,274	108,342	59,641
Depreciation, depletion and amortization	160,754	105,143	584,857	352,247
General and administrative expenses	42,414	34,879	150,955	124,255
Exploration and abandonment costs	142,622	35,122	162,539	39,345
Acquisition costs	165	8	167	10,977
Accretion of asset retirement obligations	348	374	1,422	971
(Gain) loss on sale of property	(16)	14,332	(6,454)	14,332
Other operating expenses	9,082	2,363	19,863	10,638
Total operating expenses	432,709	239,881	1,198,556	714,575
OPERATING INCOME	22,171	71,607	627,875	252,469
OTHER INCOME (EXPENSE)
Interest expense, net	(32,880)	(32,402)	(131,460)	(97,381)
Loss on early extinguishment of debt	—	—	—	(3,891)
Gain (loss) on derivatives	93,115	(72,310)	50,342	(66,135)
Change in TRA liability	(355)	56,396	(437)	35,847
Interest income	600	2,374	5,464	7,936
Other (expense) income	(799)	(498)	(340)	783
Total other income (expense), net	59,681	(46,440)	(76,431)	(122,841)
INCOME BEFORE INCOME TAXES	81,852	25,167	551,444	129,628
INCOME TAX (EXPENSE) BENEFIT	(16,453)	19,830	(105,475)	(5,708)
NET INCOME	65,399	44,997	445,969	123,920
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(11,626)	4,922	(76,842)	(17,146)
NET INCOME ATTRIBUTABLE TO PARSLEY ENERGY INC. STOCKHOLDERS	$53,773	$49,919	$369,127	$106,774

Net income per common share:
Basic	$0.19	$0.20	$1.36	$0.44
Diluted	$0.19	$0.16	$1.35	$0.42
Weighted average common shares outstanding:
Basic	278,052	249,659	272,226	240,733
Diluted	278,789	314,864	272,884	296,512

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
Natural gas and NGLs sales and transportation and processing costs for the three months and year ended December 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$163,216	$554,189
Short-term investments	—	149,283
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	36,062	42,174
Oil, natural gas and NGLs	138,987	123,147
Related parties	94	388
Short-term derivative instruments	191,297	41,957
Assets held for sale	—	1,790
Other current assets	11,056	6,558
Total current assets	540,712	919,486
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	9,948,246	8,551,314
Accumulated depreciation, depletion, amortization and impairment	(1,295,098)	(822,459)
Total oil and natural gas properties, net	8,653,148	7,728,855
Other property, plant and equipment net	170,739	106,587
Total property, plant and equipment, net	8,823,887	7,835,442
NONCURRENT ASSETS
Assets held for sale, net	—	14,985
Long-term derivative instruments	20,124	15,732
Other noncurrent assets	6,640	7,553
Total noncurrent assets	26,764	38,270
TOTAL ASSETS	$9,391,363	$8,793,198

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$364,803	$407,698
Revenue and severance taxes payable	127,265	109,917
Current portion of long-term debt	2,413	2,352
Short-term derivative instruments	152,330	84,919
Current portion of asset retirement obligations	2,134	7,203
Total current liabilities	648,945	612,089
NONCURRENT LIABILITIES
Liabilities related to assets held for sale	—	405
Long-term debt	2,181,667	2,179,525
Asset retirement obligations	24,750	19,967
Deferred tax liability, net	131,523	21,403
Payable pursuant to tax receivable agreement	68,110	58,479
Long-term derivative instruments	16,633	20,624
Total noncurrent liabilities	2,422,683	2,300,403
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 280,827,038 shares issued and 280,205,293 shares outstanding at December 31, 2018 and 252,419,601 shares issued and 252,260,300 shares outstanding at December 31, 2017	2,808	2,524
Class B, $0.01 par value, 125,000,000 shares authorized, 36,547,731 and 62,128,257 issued and outstanding at December 31, 2018 and December 31, 2017	366	622
Additional paid in capital	5,163,987	4,666,365
Retained earnings	412,646	43,519
Treasury stock, at cost, 621,745 shares and 159,301 at December 31, 2018 and December 31, 2017	(11,749)	(735)
Total stockholders’ equity	5,568,058	4,712,295
Noncontrolling interest	751,677	1,168,411
Total equity	6,319,735	5,880,706
TOTAL LIABILITIES AND EQUITY	$9,391,363	$8,793,198

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2018	2017
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$445,969	$123,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	584,857	352,247
Leasehold abandonments	160,834	32,872
Accretion of asset retirement obligations	1,422	971
(Gain) loss on sale of property	(6,454)	14,332
Loss on early extinguishment of debt	—	3,891
Amortization and write off of deferred loan origination costs	4,745	4,720
Amortization of bond premium	(516)	(516)
Deferred income tax expense (benefit)	105,475	5,752
Change in TRA liability	437	(35,847)
Stock-based compensation expense	19,877	19,619
(Gain) loss on derivatives	(50,342)	66,135
Net cash received for derivative settlements	6,279	16,172
Net cash paid for option premiums	(47,644)	(28,426)
Other	3,533	1,907
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(12,956)	(95,239)
Accounts receivable—related parties	294	(98)
Other current assets	(689)	45,417
Other noncurrent assets	(100)	(536)
Accounts payable and accrued expenses	(13,395)	122,992
Revenue and severance taxes payable	17,348	40,465
Net cash provided by operating activities	1,218,974	690,750
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(1,787,673)	(1,089,256)
Acquisitions of oil and natural gas properties	(136,972)	(2,192,093)
Additions to other property and equipment	(93,457)	(54,896)
Proceeds from sale of property	233,647	30,537
Maturity of short-term investments	149,331	—
Purchases of short-term investments	—	(149,283)
Other	41,088	(1,869)
Net cash used in investing activities	(1,594,036)	(3,456,860)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	—	1,152,780
Payments on long-term debt	(2,888)	(74,769)
Debt issue costs	(47)	(17,371)
Proceeds from issuance of common stock, net	—	2,123,344
Purchases of common stock	(11,014)	(354)
Vesting of restricted stock units	—	—
Distribution to owner of consolidated subsidiary	(1,962)	—
Net cash (used in) provided by financing activities	(15,911)	3,183,630
Net (decrease) increase in cash and cash equivalents	(390,973)	417,520
Cash, cash equivalents, and restricted cash at beginning of year	554,189	136,669
Cash, cash equivalents, and restricted cash at end of year	$163,216	$554,189
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$127,668	$63,170
Cash paid for income taxes	$—	$350
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$2,111	$15,428
(Reductions) additions to oil and natural gas properties - change in capital accruals	$(25,455)	$118,145
Additions to other property and equipment funded by capital lease borrowings	$2,180	$3,904
Net premiums (paid) received on options that settled during the period	$(71,566)	$(37,103)
Common stock issued for oil and natural gas properties	$—	$1,183,501

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense (benefit), change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, asset retirement obligation accretion expense, loss (gain) on sale of property, loss on early extinguishment of debt, inventory write down, loss (gain) on derivatives, net settlements on derivative instruments, net premium realization on options that settled during the period, and certain additional items.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is useful to investors as a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX(1)
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDAX reconciliation to net income (loss):
Net income attributable to Parsley Energy, Inc. stockholders	$53,773	$49,919	$369,127	$106,774
Net income (loss) attributable to noncontrolling interests	11,626	(4,922)	76,842	17,146
Depreciation, depletion and amortization	160,754	105,143	584,857	352,247
Exploration and abandonment costs	142,622	35,122	162,539	39,345
Interest expense, net	32,880	32,402	131,460	97,381
Interest income	(600)	(2,374)	(5,464)	(7,936)
Income tax expense (benefit)	16,453	(19,830)	105,475	5,708
EBITDAX	417,508	195,460	1,424,836	610,665
Change in TRA liability	355	(56,396)	437	(35,847)
Stock-based compensation	4,757	4,989	19,877	19,619
Acquisition costs	165	8	167	10,977
Accretion of asset retirement obligations	348	374	1,422	971
(Gain) loss on sale of property	(16)	14,332	(6,454)	14,332
Loss on early extinguishment of debt	—	—	—	3,891
Inventory write down	—	1,060	495	1,060
(Gain) loss on derivatives	(93,115)	72,310	(50,342)	66,135
Net settlements on derivative instruments	8,600	16	8,084	15,670
Net premium realization on options that settled during the period	(19,115)	(14,699)	(71,566)	(37,103)
Adjusted EBITDAX	$319,487	$217,454	$1,326,956	$670,370

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin

Operating cash margin is not a measure of operating income as determined by GAAP. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP. Operating cash margin is presented herein and reconciled to the GAAP measure of net income attributable to Parsley Energy, Inc. stockholders. The Company defines operating cash margin as net income (loss) before income tax expense (benefit), other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, acquisition costs, asset retirement obligation accretion expense, other operating expenses, net interest expense, (gain) loss on sale of property, prepayment premium on extinguished debt, derivative (gain) loss, change in TRA liability, interest income, and other (income) expense. The Company uses operating cash margin as an indicator of the Company’s profitability and ability to manage its operating income. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)(1)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to Parsley Energy, Inc. stockholders	$53,773	$49,919	$369,127	$106,774
Net income (loss) attributable to noncontrolling interests	11,626	(4,922)	76,842	17,146
Income tax expense (benefit)	16,453	(19,830)	105,475	5,708
Other revenues	(3,768)	(1,517)	(11,684)	(5,050)
Depreciation, depletion and amortization	160,754	105,143	584,857	352,247
Exploration and abandonment costs	142,622	35,122	162,539	39,345
Stock-based compensation	4,757	4,989	19,877	19,619
Acquisition costs	165	8	167	10,977
Accretion of asset retirement obligations	348	374	1,422	971
Other operating expenses	9,082	2,363	19,863	10,638
Interest expense, net	32,880	32,402	131,460	97,381
(Gain) loss on sale of property	(16)	14,332	(6,454)	14,332
Prepayment premium on extinguishment of debt	—	—	—	3,891
Derivative (gain) loss	(93,115)	72,310	(50,342)	66,135
Change in TRA liability	355	(56,396)	437	(35,847)
Interest income	(600)	(2,374)	(5,464)	(7,936)
Other expense (income)	799	498	340	(783)
Operating cash margin	$336,115	$232,421	$1,398,462	$695,548
Operating cash margin per Boe	$30.48	$31.45	$35.02	$28.06

Average price per Boe, without realized derivatives	$40.91	$41.94	$45.44	$38.80
Operating cash margin percentage	75%	75%	77%	72%

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, change in TRA liability, loss (gain) on sale of property, exploration and abandonment costs, acquisition costs, inventory write down, and loss on early extinguishment of debt while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net loss.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)(1)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income - as reported	$53,773	$49,919	$369,127	$106,774
Adjustments:
(Gain) loss on derivatives	(93,115)	72,310	(50,342)	66,135
Net settlements on derivative instruments	8,600	16	8,084	15,670
Net premium realization on options that settled during the period	(19,115)	(14,699)	(71,566)	(37,103)
Change in TRA liability	355	(56,396)	437	(35,847)
(Gain) loss on sale of property	(16)	14,332	(6,454)	14,332
Exploration and abandonment costs	142,622	35,122	162,539	39,345
Acquisition costs	165	8	167	10,977
Inventory write down	—	1,060	495	1,060
Loss on early extinguishment of debt	—	—	—	3,891
Noncontrolling interest	(4,542)	(3,891)	(19,561)	19,225
Change in estimated income tax	(6,221)	(1,919)	(7,832)	(865)
Adjusted net income	$82,506	$95,862	$385,094	$203,594
Net income per diluted share - as reported	$0.19	$0.16	$1.35	$0.42
Adjustments:
(Gain) loss on derivatives	$(0.33)	$0.23	$(0.18)	$0.22
Net settlements on derivative instruments	0.03	—	0.03	0.05
Net premium realization on options that settled during the period	(0.07)	(0.05)	(0.26)	(0.13)
Change in TRA liability	—	(0.18)	—	(0.12)
(Gain) loss on sale of property	—	0.05	(0.02)	0.05
Exploration and abandonment costs	0.51	0.11	0.60	0.13
Acquisition costs	—	—	—	0.04
Inventory write down	—	—	—	—
Loss on early extinguishment of debt	—	—	—	0.01
Noncontrolling interest	(0.01)	(0.01)	(0.08)	0.01
Change in estimated income tax	(0.02)	(0.01)	(0.03)	0.01
Adjusted net income per diluted share	$0.30	$0.30	$1.41	$0.69

Basic weighted average shares outstanding - as reported	278,052	249,659	272,226	240,733
Effect of dilutive securities:
Class B Common Stock	—	63,946	—	54,665
Restricted Stock and Restricted Stock Units	737	1,259	658	1,114
Diluted weighted average shares outstanding - as reported(2)	278,789	314,864	272,884	296,512
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	—	—	—
Diluted weighted average shares outstanding for adjusted net income(2)	278,789	314,864	272,884	296,512

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three months and year ended December 31, 2018 the number of weighted average diluted shares used to calculate reported net income per share and adjusted net income per share is based on the fact that, under the “if converted” Class B Common Stock was not recognized because they would have been antidilutive.

PV-10
PV-10 is a non-GAAP financial measure and generally differs from the Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net reserves. Neither PV-10 nor Standardized Measure represents an estimate of the fair market value of our oil and natural gas properties. We and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such companies.
The following table provides a reconciliation of PV-10 to the GAAP financial measure of Standardized Measure as of December 31, 2018:

As of December 31, 2018
(in millions)
Standardized Measure	$5,893.9
Present value of future income tax discounted at 10%	881.0
PV-10 of proved reserves	$6,774.9

Supplemental Information

Impact of ASC 606 Adoption
Parsley adopted ASC 606 effective January 1, 2018 using the modified retrospective approach. As a result, the Company changed its accounting policy for revenue recognition, which resulted in the following adjustments:

	Three Months Ended December 31, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$384,267	$—	$384,267
Natural gas sales	6,843	1,919	8,762
Natural gas liquids sales	48,662	9,421	58,083
Total production revenues	439,772	11,340	451,112
Operating expenses
Transportation and processing costs	—	11,340	11,340
Production revenues less transportation and processing costs	$439,772	$—	$439,772

Net income attributable to Parsley Energy, Inc. stockholders (in thousands)	$53,773	$—	$53,773

Production:
Oil (MBbls)	7,087	—	7,087
Natural gas (MMcf)	8,432	1,264	9,696
Natural gas liquids (MBbls)	2,027	296	2,323
Total (MBoe)	10,519	507	11,026

Average daily production volume:
Oil (Bbls)	77,033	—	77,033
Natural gas (Mcf)	91,652	13,739	105,391
Natural gas liquids (Bbls)	22,033	3,217	25,250
Total (Boe)	114,337	5,511	119,848

Certain unit costs (per Boe):
Lease operating expenses	$3.78	$(0.17)	$3.61
Transportation and processing costs	$—	$1.03	$1.03
Production and ad valorem taxes	$2.49	$(0.11)	$2.38
Depreciation, depletion and amortization	$15.28	$(0.70)	$14.58
General and administrative expenses (including stock-based compensation)	$4.03	$(0.18)	$3.85
General and administrative expenses (cash based)	$3.58	$(0.16)	$3.42

	Year Ended December 31, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$1,536,244	$—	$1,536,244
Natural gas sales	45,032	6,199	51,231
Natural gas liquids sales	200,898	26,374	227,272
Total production revenues	1,782,174	32,573	1,814,747
Operating expenses
Transportation and processing costs	—	32,573	32,573
Production revenues less transportation and processing costs	$1,782,174	$—	$1,782,174

Net income attributable to Parsley Energy, Inc. stockholders (in thousands)	$369,127	$—	$369,127

Production:
Oil (MBbls)	25,356	—	25,356
Natural gas (MMcf)	33,492	3,873	37,365
Natural gas liquids (MBbls)	7,356	997	8,353
Total (MBoe)	38,293	1,644	39,937

Average daily production volume:
Oil (Bbls)	69,468	—	69,468
Natural gas (Mcf)	91,759	10,611	102,370
Natural gas liquids (Bbls)	20,153	2,732	22,885
Total (Boe)	104,912	4,504	109,416

Certain unit costs (per Boe):
Lease operating expenses	$3.77	$(0.16)	$3.61
Transportation and processing costs	$—	$0.82	$0.82
Production and ad valorem taxes	$2.83	$(0.12)	$2.71
Depreciation, depletion and amortization	$15.27	$(0.63)	$14.64
General and administrative expenses (including stock-based compensation)	$3.94	$(0.16)	$3.78
General and administrative expenses (cash based)	$3.42	$(0.14)	$3.28

Open Derivatives Positions

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
OPTION CONTRACTS:
CUSHING
Put Spreads - Cushing (MBbls/d)(2)	11.7	11.5	19.6	19.6
Long Put Price ($/Bbl)	$51.43	$51.43	$59.79	$59.79
Short Put Price ($/Bbl)	$44.29	$44.29	$49.79	$49.79
Three Way Collars - Cushing (MBbls/d)(3)	23.3	21.4	26.1	26.1
Short Call Price ($/Bbl)	$70.48	$70.89	$72.69	$72.69
Long Put Price ($/Bbl)	$48.21	$48.85	$51.88	$51.88
Short Put Price ($/Bbl)	$40.71	$41.15	$42.81	$42.81
Collars - Cushing (MBbls/d)(4)	3.3	24.7	21.2	21.2
Short Call Price ($/Bbl)	$56.30	$57.67	$58.26	$58.37
Long Put Price ($/Bbl)	$52.70	$53.94	$54.50	$54.56
MIDLAND
Put Spreads - Midland (MBbls/d)(2)	11.7	14.8	4.9	4.9
Long Put Price ($/Bbl)	$50.71	$50.56	$60.00	$60.00
Short Put Price ($/Bbl)	$40.71	$40.56	$50.00	$50.00
Three Way Collars - Midland (MBbls/d)(3)			4.9	4.9
Short Call Price ($/Bbl)			$64.65	$64.65
Long Put Price ($/Bbl)			$50.00	$50.00
Short Put Price ($/Bbl)			$45.00	$45.00
MAGELLAN EAST HOUSTON (“MEH”)
Put Spreads - MEH (MBbls/d)(2)	3.3	3.3	8.2	8.2	5.0	4.9
Long Put Price ($/Bbl)	$70.00	$70.00	$64.00	$64.00	$70.00	$70.00
Short Put Price ($/Bbl)	$60.00	$60.00	$54.00	$54.00	$60.00	$60.00
Three Way Collars - MEH (MBbls/d)(3)					3.3	3.3
Short Call Price ($/Bbl)					$72.00	$72.00
Long Put Price ($/Bbl)					$57.50	$57.50
Short Put Price ($/Bbl)					$47.58	$47.58
Total Option Contracts (MBbls/d)	53.3	75.7	84.9	84.9	8.3	8.2
Premium Realization ($MM)(5)	$(6.3)	$(10.2)	$(14.5)	$(14.5)	$(2.2)	$(2.2)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(6)	31.7	25.4	27.7	27.7
Swap Price ($/Bbl)	$(7.51)	$(5.10)	$(1.74)	$(0.91)
MEH-Cushing Basis Swaps (MBbls/d)(6)	2.2	2.1	2.1	2.1
Swap Price ($/Bbl)	$5.10	$5.10	$5.10	$5.10

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	1Q19	2Q19	3Q19	4Q19
OPTION CONTRACTS:
HENRY HUB
Three Way Collars (MMBtu/d)(3)	33,333	32,967	32,609	32,609
Short Call Price ($/MMBtu)	$3.93	$3.93	$3.93	$3.93
Long Put Price ($/MMBtu)	$3.00	$3.00	$3.00	$3.00
Short Put Price ($/MMBtu)	$2.50	$2.50	$2.50	$2.50
Total MMBtu/d Hedged	33,333	32,967	32,609	32,609
BASIS SWAPS:
Waha-Henry Hub Basis Swaps (MBbls/d)(6)	28,889	32,967	32,609	32,609
Swap Price ($/Bbl)	$(1.84)	$(1.92)	$(1.78)	$(1.64)

Organic Reserves Replacement Ratio
Parsley uses the organic reserves replacement ratio as an indicator of the Company's ability to replace the reserves that it has developed and to increase its reserves over time. The ratio is not a representation of value creation and has a number of limitations that should be considered. For example, the ratio does not incorporate the costs or timing of developing future reserves. The organic reserves replacement ratio of 406% was calculated as total 2018 reserve additions and revisions (technical and pricing), divided by total 2018 production. The ratio calculation excludes acquisitions and divestitures.

(1)	As of 2/20/2019. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the reference price (WTI, Midland, or MEH) is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)
When the reference price (WTI) is above the call price, Parsley receives the call price. When the reference price is below the long put price, Parsley receives the long put price. When the reference price is between the short call and long put prices, Parsley receives the reference price.

(5)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(6)	Parsley receives the swap price.